As filed with the Securities and Exchange Commission on December 12, 2001
                                                      Registration No. 333-____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                             FIRST LOOK MEDIA, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                 Delaware                                 13-3751702
      State or Other Jurisdiction of                  (I.R.S. Employer
       Incorporation or Organization                Identification Number)


                        8800 SUNSET BOULEVARD, 3RD FLOOR
                          LOS ANGELES, CALIFORNIA 90069
                    (Address of Principal Executive Offices)



                          2000 PERFORMANCE EQUITY PLAN
                                       AND
        AMENDED AND RESTATED 1996 SPECIAL STOCK OPTION PLAN AND AGREEMENT
                                       AND
                               OTHER BENEFIT PLANS
                            (Full Title of the Plans)


                               WILLIAM F. LISCHAK
         Chief Operating Officer, Chief Financial Officer and Secretary
                             First Look Media, Inc.
                        8800 Sunset Boulevard, 3rd Floor
                          Los Angeles, California 90069
                                 (310) 855-1199
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                 with a copy to:

                             DAVID ALAN MILLER, ESQ.
                                 Graubard Miller
                                600 Third Avenue
                          New York, New York 10016-2097
                            Telephone: (212) 818-8800

                                                  CALCULATION OF REGISTRATION FEE

============================================|================|===================|===================|===================
                                            |                |  Proposed maximum |  Proposed maximum |
Title of Securities                         | Amount to be   |   Offering price  |      Aggregate    |    Amount of
to be registered                            | Registered(1)  |     per share     |    Offering price | Registration fee
============================================|================|===================|===================|===================
Common stock issuable upon exercise of      |    950,000     |      $1.01(2)     |       $959,500    |      $229.32
options that may be granted under the 2000  |                |                   |                   |
Performance Equity Plan.................    |                |                   |                   |
--------------------------------------------|----------------|-------------------|-------------------|-------------------
Common Stock issuable upon exercise of      |                |                   |                   |
options granted and outstanding under the   |                |                   |                   |
2000 Performance Equity Plan............    |     50,000     |      $1.50(3)     |       $75,000     |       $17.93
--------------------------------------------|----------------|-------------------|-------------------|-- -----------------
Common stock issuable upon exercise of      |                |                   |                   |
options granted and outstanding under the   |                |                   |                   |
Amended and Restated 1996 Special Stock     |                |                   |                   |
Option Plan and Agreement...............    |    500,000     |      $3.40(3)     |    $1,700,000     |      $406.30
--------------------------------------------|----------------|-------------------|-------------------|-------------------
Common Stock issuable upon exercise of      |                |                   |                   |
options and other stock-based awards        |                |                   |                   |
granted and outstanding under other         |                |                   |                   |
employee benefit plans ("Other Benefit      |                |                   |                   |
Plans").................................    |    10,000      |      $2.44(3)     |       $24,400     |        $5.83
--------------------------------------------|----------------|-------------------|-------------------|-------------------
         TOTAL                                                                                             $ 659.38
=========================================================================================================================

(1) Pursuant to Rule 416, there are also being registered additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of such plan.

(2) Based on the last sale price of a share of our common stock as reported by The Nasdaq OTC Bulletin Board on December 6, 2001 (the last date on which a trade was reported) in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended.

(3) Represents the exercise price payable for the shares issuable upon exercise of outstanding options granted under the 2000 Performance Equity Plan, the Amended and Restated 1996 Special Stock Option Plan and Agreement and the Other Benefit Plans in accordance with Rule 457(h) promulgated under the Securities Act.


                               ------------------

        In accordance with the provisions of Rule 462 promulgated under the Securities Act, this registration statement will become effective upon filing with the Securities and Exchange Commission.

                               ------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information. *



       * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

          The following documents that we have previously filed with the SEC are incorporated by reference in this registration statement:

         o our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         o our quarterly reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001, and September 30, 2001; and

         o the description of our common stock, par value $.001 per share, contained in our registration statement on Form 8-A (No. 0-25308) filed with the SEC on December 21, 1994 pursuant to Section 12(g) of the Exchange Act of 1934, including any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective date of filing. The information incorporated by reference is an important part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information.

Item 4.      Description of Securities.

         Our common stock is registered under Section 12(g) of the Exchange Act.

Item 5.      Interests of Named Experts and Counsel.

         Not applicable.

Item 6.      Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in and not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court deems proper.

         Section 145 further provides:

         o that a Delaware corporation is required to indemnify a director, officer, employee, or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding or in defense of any claim, issue, or matter therein as to which such person has been successful on the merits or otherwise;

         o that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled;

         o that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person's heirs, executors, and administrators; and

         o that a Delaware corporation may purchase and maintain insurance on behalf of its directors or officers against any such liability asserted against them as directors or officers or arising out of their status as directors or officers whether or not the corporation would have the power to indemnify them against liability under Section 145.

A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made:

         o by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit, or proceeding;

         o if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         o        by the stockholders.

         Article TENTH of our Restated Certificate of Incorporation and Article V of our Bylaws provide for indemnification of our directors, officers, employees or agents to the fullest extent permitted by law, as now in effect or later amended. Article V of our Bylaws provides that expenses incurred by any such person in connection with a proceeding shall be paid by us in advance of a final disposition upon receipt of an undertaking by or on behalf of such person to repay the advanced amounts if it is ultimately determined that such person was not entitled to be indemnified by us.

         Article NINTH of our Restated Certificate of Incorporation eliminates the personal liability of our directors to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

         Additionally, we have entered into indemnification agreements with all of our directors, pursuant to which we have agreed to indemnify each of them, including in circumstances in which indemnification is otherwise discretionary under Delaware law. These agreements constitute binding agreements between us and each director which, among other things, prevents us from modifying our indemnification policy in a way that is adverse to any director.

Item 7.      Exemption from Registration Claimed.

         Not Applicable.

Item 8.      Exhibits.

Exhibit No.  Description
-----------  -----------
4.1          2000 Performance Equity Plan (filed herewith)

4.2 Amended and Restated 1996 Special Stock Option Plan and Agreement (incorporated by reference to Exhibit
             10.37 to the Company's Current Report on Form 8-K/A, filed with the SEC on June 29, 2000)

4.3 Stock Option Agreement dated July 11, 1999 between the Company and Gary Stein (filed herewith)

5.1          Opinion of Graubard Miller (filed herewith)

23.1         Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2         Consent of Graubard Miller (included in Exhibit 5.1)

24.1         Power of Attorney (included on signature page)


Item 9.      Undertakings.

      (a)    The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                      (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the registration of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 11th day of December, 2001.

                                        FIRST LOOK MEDIA, INC.

                                        By:  /s/ William F. Lischak
                                           ------------------------------------
                                           William F. Lischak, Chief Operating
                                           Officer, Chief Financial Officer
                                           and Secretary


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William F. Lischak his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                                 Date

 /s/ Christopher J. Cooney     Co-Chairman of the Board        December 11, 2001
--------------------------     and Chief Executive Officer
Christopher J. Cooney          (Principal Executive Officer)


 /s/ Robert B. Little          Co-Chairman of the Board        December 11, 2001
--------------------------     and President
Robert B. Little


 /s/ William F. Lischak        Chief Operating Officer,        December 11, 2001
--------------------------     Chief Financial Officer,
William F. Lischak             Secretary and Director
                               (Principal Accounting Officer)

 /s/ Stephen K. Bannon         Director                        December 11, 2001
--------------------------
Stephen K. Bannon


 /s/ Nicholas Bavaro           Director                        December 11, 2001
--------------------------
Nicholas Bavaro


                               Director                        December 11, 2001
--------------------------
Jeffrey Cooney


                               Director                        December 11, 2001
--------------------------
Joseph Linehan


                               Director                        December 11, 2001
--------------------------
Barry R. Minsky


 /s/ Scot K. Vorse             Director                        December 11, 2001
--------------------------
Scot K. Vorse

                                EXHIBIT INDEX


Exhibit No.  Description
-----------  -----------
4.1          2000 Performance Equity Plan (filed herewith)

4.2 Amended and Restated 1996 Special Stock Option Plan and Agreement (incorporated by reference to Exhibit
             10.37 to the Company's Current Report on Form 8-K/A, filed with the SEC on June 29, 2000)

4.3 Stock Option Agreement dated July 11, 1999 between the Company and Gary Stein (filed herewith)

5.1          Opinion of Graubard Miller (filed herewith)

23.1         Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2         Consent of Graubard Miller (included in Exhibit 5.1)

24.1         Power of Attorney (included on signature page)